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                                                                    EXHIBIT 23.6


                           CONSENT OF CANADIAN COUNSEL


      We hereby consent to the reference to our firm under the caption "Enforceability of Civil Liabilities Against Foreign Persons" in the Registration Statement on Form S-1 and the Registration Statement on Form S-4 (the "Registration Statements") of Abraxas Petroleum Corporation.


OSLER, HOSKIN & HARCOURT LLP


/s/:  Mark R. Smith

Osler, Hoskin & Harcourt LLP
April 16, 2003